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                                                                  EXHIBIT 99.1.6

                        AMENDMENT TO SECURITIES PURCHASE
              AND REDEMPTION AGREEMENT AND SUBORDINATED DEBENTURES

      This Amendment (this "Amendment"), dated as of December 23, 2003, (i) amends the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software, Inc. (the "Company"), each of Robert G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"), as amended by that certain letter agreement (the "Letter Agreement"), dated as of May 25, 2001, by and among the Company, the Principal Shareholders and the Investors, as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures, dated as of May 29, 2002 (the "May 2002 Amendment"), by and among the Company, the Principal Shareholders and the Investors, and as further amended by that certain Amendment to Securities Purchase and Redemption Agreement, dated as of June 16, 2003 (the "June 2003 Amendment"), by and among the Company, the Principal Shareholders and the Investors, and (ii) amends the Subordinated Debentures (the "Debentures") that were issued in connection therewith to certain of the Investors, as amended by the May 2002 Amendment. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as amended by the Letter Agreement, the May 2002 Amendment and the June 2003 Amendment.

                                   BACKGROUND

WHEREAS:

      The Company, the Principal Shareholders and the Investors desire to amend the terms and conditions of the Agreement and the Debentures in accordance with the terms and conditions that are set forth in and contemplated by this Amendment.

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      Accordingly, in consideration of the promises and the mutual agreements set forth herein, the parties hereto hereby agree to amend the Agreement and the Debentures, with such amendments to the Agreement and the Debentures to be deemed effective as of the date hereof, as follows:

FIRST: The parties hereto hereby agree that, effective October 1, 2003, the interest rate payable in respect of the unpaid principal balances of the Debentures shall decrease from fifteen percent (15%) to twelve percent (12%).

SECOND: Except as amended by this Amendment, it is expressly acknowledged and understood that this Amendment shall not be construed to alter any other provisions in the Agreement (as amended) or the Debentures (as amended). Except as amended by this Amendment, all of the provisions of the Agreement (as amended) and the Debenture (as amended) shall remain in full force and effect.

THIRD: This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more copies of this Amendment may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, the parties have executed this Amendment on the 23rd day of December, 2003.

                                     COMPANY:

                                     SYBARI SOFTWARE, INC.

                                     By: /s/ James Shanahan
                                         ---------------------------------------
                                         Name: James Shanahan
                                         Title: Chief Financial Officer

                                     PRINCIPAL SHAREHOLDERS:

                                     /s/  Robert G. Wallace
                                     -------------------------------------------
                                     Robert G. Wallace

                                     /s/  Tobias Berman
                                     -------------------------------------------
                                     Tobias Berman

                                     /s/ Gregory A. Tetrault
                                     -------------------------------------------
                                     Gregory A. Tetrault

                                     /s/ Patrick A. FitzMaurice
                                     -------------------------------------------
                                     Patrick A. FitzMaurice

                                     INVESTORS:

                                     Summit Ventures V, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

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                                     Summit V Companion Fund, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit V Advisors Fund, L.P.

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit V Advisors Fund (QP), L.P.

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit Subordinated Debt Fund II, L.P.

                                     By: Summit Partners SD II, LLC
                                         Its General Partner

                                         By: /s/ Tom Roberts
                                             -----------------------------------
                                             Member

                                     Summit Investors III, L.P.

                                     By: /s/ Tom Roberts
                                         -----------------------------------
                                         General Partner

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